EXHIBIT 8


                    AMENDMENT NO. 1 TO VOTING AGREEMENT

               AMENDMENT NO. 1 TO VOTING AGREEMENT (this "Amendment"), dated February 20, 1998, by and between Mercury Acquisition Corporation, a Delaware corporation ("MergerSub"), Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), and the undersigned holders (each, a "Stockholder") of shares of Company Common Stock

               WHEREAS, MergerSub, the Company and the Stockholders are parties to a Voting Agreement dated as of January 20, 1998 (the "Voting Agreement"); and

               WHEREAS, the parties desire to amend a certain schedule of the Voting Agreement:

               NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Voting Agreement, the parties hereto agree as follows:

               1. Schedule A of the Voting agreement is hereby amended to read in its entirety as follows:


                                SCHEDULE A
                                ----------

                                                 Shares of Company
       Stockholder                                 Common Stock
-------------------------------                 --------------------
Magten Asset Management Corp.                             107,047

General Motors Employees                                1,701,125
Domestic Group Pension Trust

City of Los Angeles Fire and                              519,000
Police Pension Systems

Hughes Retirement Plans Trust                             640,000

Navy Exchange Service Command                             300,000
Retirement Trust

Western Union Telegraph
Company Pension Plan                                      250,601
                                                      -----------

                                                        3,517,773


               2. Except as specifically amended by this Amendment, the Voting Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Voting agreement as of this 20th day of February, 1998.

                                   MERCURY ACQUISITION
                                     CORPORATION


                                   By  /s/ William F. Dawson
                                       -----------------------------------
                                       Name: William F. Dawson
                                       Title: Vice President and Secretary


                                   THERMADYNE HOLDINGS
                                     CORPORATION


                                   By  /s/ James H. Tate
                                       -----------------------------------
                                       Name: James H. Tate
                                       Title: Senior Vice President and
                                              Chief Financial Officer


                                   GENERAL MOTORS EMPLOYEES
                                   DOMESTIC GROUP PENSION TRUST
                                   By: Mellon Bank, N.A., solely in its
                                   capacity as Trustee for General Motors
                                   Employees Domestic Group Pension Trust as
                                   directed by Magten Asset Management Corp.,
                                   and not in its individual capacity


                                   By  /s/ Bernadette Rist
                                       -----------------------------------
                                       Name: Bernadette Rist
                                       Title: Authorized Signatory


                                   MAGTEN ASSET MANAGEMENT
                                     CORP.


                                   By  /s/ Talton S. Embry
                                       -----------------------------------
                                       Name: Talton S. Embry
                                       Title: Chairman



                                   CITY OF LOS ANGELES FIRE
                                      AND POLICE PENSION
                                      SYSTEMS
                                   HUGHES RETIREMENT PLANS TRUST
                                   NAVY EXCHANGE SERVICE
                                      COMMAND RETIREMENT
                                      TRUST
                                   WESTERN UNION TELEGRAPH
                                      COMPANY PENSION PLAN


                                   By Magten Asset Management Corp., as
                                   Attorney-in-Fact


                                    By /s/ Talton S. Embry
                                       -----------------------------------
                                       Name: Talton S. Embry
                                       Title: Chairman